As filed with the Securities and Exchange Commission on January 19, 2021

Registration No. 333-236603

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUSKY ENERGY INC.

(Exact name of Registrant as specified in its charter)

Alberta, Canada	1311	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No., if applicable)

707 – 8th Avenue S.W., P.O. Box 6525 Station D

Calgary, Alberta, Canada, T2P 1H5

(403) 298-6111

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 590-9331

(Name, address (including zip code) and telephone number (including area code ) of agent for service in the United States)

Copies to:

Jeffrey R. Hart Husky Energy Inc. 707 – 8th Avenue S.W., P.O. Box 6525 Station D Calgary, Alberta, Canada T2P 3G7 (403) 298-6111	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 (212) 373-3000

Approximate date of commencement of proposed sale to the public: Not applicable

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check appropriate box below)

	1.	☒	pursuant to Rule 467(b) on January 26, 2021 at 3:00 p.m. (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 is being filed by Husky Energy Inc. (the “Registrant”) to withdraw from registration all of the unsold securities registered under the Registration Statement on Form F-10 (Registration No. 333-236603), filed by the Registrant with the U.S. Securities and Exchange Commission on February 24, 2020, as amended by Amendment No. 1 on March 3, 2020 (the “Registration Statement”), registering the sale by the Registrant from time to time of such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants, and units of the Registrant as shall have an aggregate offering price not to exceed US$3,000,000,000.

As previously disclosed, on October 24, 2020, Cenovus Energy Inc. (“Cenovus”) and the Registrant entered an Arrangement Agreement, pursuant to which Cenovus agreed to acquire all of the issued and outstanding shares of Husky common stock (“Common Shares”) under a court-approved Plan of Arrangement in accordance with the provisions of the Business Corporations Act (Alberta), RSA 2000, c B-9, as amended (the “Arrangement”). The Arrangement became effective on January 1, 2021, at which time Cenovus became the sole holder of the Common Shares.

In connection with the completion of the transactions contemplated by the Arrangement, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statement. The Registrant hereby amends the Registration Statement to remove from registration any and all securities of the Registrant registered but unsold under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on January 19, 2021.

HUSKY ENERGY INC.

By:	/s/ Jeffrey R. Hart
	Name:	Jeffrey R. Hart
	Title:	Acting Chief Executive Officer & Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jeffrey R. Hart Jeffrey R. Hart	Acting Chief Executive Officer & Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	January 19, 2021

* Canning K.N. Fok	Director	January 19, 2021

* Eva L. Kwok	Director	January 19, 2021

* Wayne E. Shaw	Director	January 19, 2021

* Frank J. Sixt	Director	January 19, 2021

*	By:	/s/ James D. Girgulis	January 19, 2021
	Name:	James D. Girgulis
	Title:	Attorney-in-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Husky Energy Inc. in the United States, on January 19, 2021.

HUSKY ENERGY U.S. HOLDINGS INC.

By:	/s/ Jeffrey R. Hart
	Name:	Jeffrey R. Hart
	Title:	Vice President

By:	/s/ Andrew Dahlin
	Name:	Andrew Dahlin
	Title:	President

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